Exhibit 23.1
CONSENT OF T.J. SMITH & COMPANY, INC.
     We hereby consent to the use of our report dated March 21, 2006 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.
By:	/s/ T. J. Smith
T.J. Smith

Houston, Texas
March 29, 2006